Exhibit 3.46

State of California

Secretary of State

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

ENTITY NAME (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd” and “Co.,” respectively.)

1. NAME OF LIMITED LIABILITY COMPANY

TRIFECTA ACQUISITION LLC

PURPOSE (The following statement is required by statute and should not be altered.)

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave item 4 blank).

3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

C T Corporation System

4. IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA

CITY	STATE:	ZIP CODE
CA

MANAGEMENT (Check only one)

5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:

☐	ONE MANAGER
☐	MORE THAN ONE MANAGER
☒	ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

March 25, 2008	/s/Leonid Bronfman
DATE	SIGNATURE OF ORGANIZER

Leonid Bronfman, Authorized Person
TYPE OR PRINT NAME OF ORGANIZER